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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549


                                    FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      September 11, 2001
                                                --------------------------------

                               AstroPower, Inc.
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            (Exact name of registrant as specified in its charter)

          Delaware                  000-23657                 51-0315860
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  State or other jurisdiction       (Commission              (IRS Employer
       of incorporation)            File Number)           Identification No.)

                    Solar Park, Newark, Delaware 19716-2000
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                   (Address of principal executive offices)

Registrant's telephone number, including area code:      302-366-0400
                                                   -----------------------------

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         (Former name or former address, if changed since last report)
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     Item 2.  Acquisition or Disposition of Assets:

     (a) On September 11, 2001, AstroPower, Inc. acquired all of the issued and outstanding shares of capital stock of Aplicaciones Tecnicas de la Energia, S.A., commonly known as Atersa, a privately held company based in Valencia, Spain, pursuant to a Share Purchase Agreement among AstroPower and the shareholders of Atersa entered into July 31, 2001. Atersa is a leading manufacturer of solar electric power modules that use solar cells manufactured by AstroPower, and balance-of-system components, as well as a provider of system design and integration services. Atersa also designs and builds a full range of module manufacturing equipment. Atersa integrates these modules into systems which are marketed primarily in Europe, Africa and Latin America.

          The consideration given for all of Atersa's outstanding shares was the issuance of 183,984 restricted shares of AstroPower common stock and $12, 777,292 U.S. The valuation of Astropower's shares of common stock to be issued at the closing was determined by calculating the average of the daily closing price of AstroPower's shares on the NASDAQ National Market for the previous three (3) months ending three (3) days before the execution of the Share Purchase Agreement on July 31, 2001. The principle followed in determining the amount of such consideration was arms length negotiations between the parties. The investment banking firm of Credit-Suisse First Boston Corporation acted as financial adviser to AstroPower in these negotiations.

     The persons from whom shares of Atersa were purchased were: Fernando Monera Olmos; Enrique Daroqui Raga; Enrique Alcor Cabrerizo; Maria Dolores Daroqui Raga; and Jose Luis Gonzalez Arnau. Messrs. Olmos, Raga and Cabrerizo who were, and continue to be, employees of or service providers to Atersa, and Ms. Maria Dolores Daroqui Raga, the wife of Fernando Monera Olmos, received 50% of their consideration in cash and 50% in restricted shares of AstroPower common stock. Mr. Arnau, who was solely an investor in Atersa, received his entire consideration in cash.

     The only relationship between the Atersa shareholders and AstroPower or any of its affiliates, directors or officers or any associate of any director or officers is as follows: In each of the three fiscal years ending December 31, 2000, Atersa was one of AstroPower's ten largest customers and accounted for approximately 17.6% and 13.6% of AstroPower's total revenues in 1998 and 1999, respectively; in July, 1999, AstroPower and Atersa formed AstraSolar, a joint venture in Spain for the purpose of manufacturing and supplying solar cells to module assemblers worldwide for the off-grid market segment. AstraSolar started solar cell production in February, 2000, utilizing silicon wafers supplied by AstroPower. In addition to producing solar cells, AstraSolar has developed, and is marketing worldwide, standardized module assembly lines. By virtue of its acquisition of Atersa, AstroPower has acquired Atersa's 50% interest in the joint venture.

     The source of funds for the cash portion of the purchase price came from AstroPower's cash on hand.
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     (b)  The assets acquired by AstroPower in the acquisition of Atersa consist of plant, property and equipment and other assets which were used by Atersa and AstraSolar in the conduct of their respective businesses as described above, and AstroPower intends to continue such use.


     Item 7.  Financial Statements and Exhibits

     (a)  Financial statements of businesses acquired.

     (b)  Pro forma financial information.

     Financial statements and pro forma financial information are not being filed with this initial report on Form 8-K. They will be filed by amendment as soon as practicable, but in no event later than 60 days after the date of this report.

     (c)  Exhibits

          1. Share Purchase Agreement dated July 31, 2001 among AstroPower, Inc. and the shareholders of Atersa, together with Appendix 1.2 thereto.

     The following appendices to Exhibit 1 are not being filed herewith and Registrant agrees to furnish supplementally a copy of any omitted Appendix to the Securities and Exchange Commission upon request:

               Appendix 2.3

               List of Spanish Banks for the Equity Shareholder and Managing Shareholders

               Appendix 2.6

               Memorandum Describing Certain Aspects of the Consideration Shares

               Appendix 2.8

               Basic Balance Sheet

               Appendix 2.8(a)

               Independent Auditors

               Appendix 5.4(1)

               Form of Employment Agreements and Services Agreement
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               Appendix 5.6

               Registration Rights Agreement

               Appendix 6.1

               Representations and Warranties of the Vendors

               Appendix 10.1(a)

               Form of Vendors Bank Guarantee

               Appendix 19.1

               Non-Binding Spanish Language Translation of this Agreement


                                  Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             AstroPower, Inc.
                                                (Registrant)


Date:  September 25, 2001                    By: /s/ Thomas J. Stiner
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                                                      Thomas J. Stiner,
                                                 Senior Vice President and
                                                   Chief Financial Officer